                                  EXHIBIT 99.6

                                                                                         FIRST FEDERAL FINANCIAL SERVICES, INC.
                                                                                                  300 St. Louis Street
                                                                                                 Edwardsville, IL 62025
                                                                                                     (618) ___-____
                                                                                       STOCK ORDER FORM AND CERTIFICATION FORM
------------------------------------------------------------------------------------------------------------------------------------
DEADLINE: The Subscription Offering ends at 12:00 Noon, Central Standard Time, on June __, 2004. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or in the post office box on the stock order return envelope, by the deadline, or it will be considered void. FAXES OR
COPIES OF THIS FORM WILL NOT BE ACCEPTED.
------------------------------------------------------------------------------------------------------------------------------------
(1) Number of Shares                   (2) Total Amount Due     (6) [ ] Check here if you are a DIRECTOR, OFFICER OR EMPLOYEE of
    ----------------  Price Per Share  --------------------             First Federal and Loan Association of Edwardsville or a
                        x $10.00 =     $                                member of such person's immediate family (same household).
    ----------------                   --------------------     --------------------------------------------------------------------
Minimum - 25 shares                                             (7) [ ] NASD AFFILIATION - see description on reverse side of this
Maximum - 15,000 shares                                                 form.
--------------------------------------------------------------  --------------------------------------------------------------------
METHOD OF PAYMENT                                               (8) Please review the preprinted account information listed below.
(3) [ ] Enclosed is a check, bank draft or money order payable      The accounts printed below may not be all of your qualifying
        to First Federal Services, Inc. for $________________       accounts or even your accounts as of the earliest of the two dates if you have changed names on the accounts. You should list
(4) [ ] I authorize First Federal Savings and Loan Association      any other accounts that you may have or had with First Federal
        of Edswardville to make withdrawals from my certificate     Savings and Loan Association of Edwardsville in the box below.
        or savings account(s) shown below, and understand that      SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER
        the amounts will not otherwise be available for             INFORMATION. All subscription orders are subject to the
        withdrawal:                                                 provisions of the Plan of Stock Issuance.
                                                                  ----------------------------------------------------------------
ACCOUNT NUMBER(S)                              AMOUNT(S)
--------------------------------------- ------------------------

--------------------------------------- ------------------------

--------------------------------------- ------------------------

--------------------------------------- ------------------------
                   TOTAL WITHDRAWAL
                                        ------------------------
THERE IS NO PENALTY FOR EARLY WITHDRAWAL
----------------------------------------------------------------
(5) PURCHASER INFORMATION (CHECK ONE)

A. [ ] ELIGIBLE ACCOUNT HOLDER - Check here if you were a         ----------------------------------------------------------------
depositor with at least $50 on deposit with First Federal        ADDITIONAL QUALIFYING ACCOUNTS
Savings and Loan Association of Edwardsville as of SEPTEMBER 30,
2002. Enter information in Section 8 for all deposit accounts that you had at First Federal Savings and Loan Association of
Edwardsville on SEPTEMBER 30, 2002.                              ACCOUNT TITLE (NAMES ON ACCOUNTS)              ACCOUNT NUMBER
                                                                 ------------------------------------------- ---------------------
B. [ ] SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with at least $50 on deposit with First Federal ------------------------------------------- ---------------------
Savings and Loan Association of Edwardsville as of MARCH 31,
2004 but are not an Eligible Account Holder. Enter information   ------------------------------------------- ---------------------
in Section 8 for all deposit accounts that you had at First
Federal Savings and Loan Association of Edwardsville on          ------------------------------------------- ---------------------
MARCH 31, 2004.
                                                                 ------------------------------------------- ---------------------
C. [ ] LOCAL COMMUNITY - Natural persons residing in Madison     PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE
County, Illinois                                                 LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. (additional space on the back of form).
D. [ ] GENERAL PUBLIC
---------------------------------------------------------------- -------------------------------------------------------------------
(9) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY
    (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

[ ]  Individual                [ ] Uniform Transfer to Minors Act        [ ] Partnership
[ ]  Joint Tenants             [ ] Uniform Gift to Minors Act            [ ] Individual Retirement Account
[ ]  Tenants in Common         [ ] Corporation                           [ ] Fiduciary/Trust (Under Agreement Dated________________)
---------------------------------------------------------------- -------------------------------------------------------------------

Name                                                                            Social Security or Tax I.D.
------------------------------------------------------------------------------- ----------------------------------------------------

Name                                                                            Social Security or Tax I.D.
------------------------------------------------------------------------------- ----------------------------------------------------
Mailing                                                                                 Daytime
Address                                                                                 Telephone
--------------------------------------------------------------------------------------- --------------------------------------------
                                                Zip                                     Evening
City                            State           Code            County                  Telephone
--------------------------------------------------------------------------------------- --------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ACKNOWLEDGMENT By signing below, I acknowledge receipt of the prospectus dated May __, 2004 and understand I may not change or revoke my order once it is received by First Federal Financial Services, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. First Federal Financial Services, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

SIGNATURE:   THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND
CERTIFICATION FORM ARE NOT BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the
Plan of Stock Issuance as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

-------------------------------------------------------------          -------------------------------------------------------------
Signature                                    Date                        OFFICE USE ONLY        Check # ______________ _____________

-------------------------------------------------------------            Date Rec'd ____/____   Ck. Amt.______________ _____________
Signature                                    Date
                                                                         Batch # ________ Order # ____________ Category ____________
-------------------------------------------------------------          -------------------------------------------------------------


                                               FIRST FEDERAL FINANCIAL SERVICES, INC.

------------------------------------------------------------------------------------------------------------------------------------
ITEM (7) CONTINIED - NASD AFFILIATION (this section only applies   ITEM (8) CONTINUED; PURCHASER INFORMATION
to those individuals who meet the delineated criteria)
                                                                   ACCOUNT TITLE (NAMES ON ACCOUNTS)            ACCOUNT NUMBER
Check the box if you are a member of the National Association of   ---------------------------------------- ------------------------
Securities Dealers, Inc. ("NASD"), a person associated with an
NASD member, a member of the immediate family of any such person   ---------------------------------------- ------------------------
to whose support such person contributes, directly or indirectly,
or the holder of an account in which an NASD member or person      ---------------------------------------- ------------------------
associated with an NASD member has a beneficial interest. To
comply with conditions under which an exemption from the NASD's    ---------------------------------------- ------------------------
Interpretation With Respect to Free-Riding and Withholding is
available, you agree, if you have checked the NASD affiliation     ---------------------------------------- ------------------------
box: (1) not to sell, transfer or hypothecate the stock for a
period of three months following the issuance and (2) to report    ---------------------------------------- ------------------------
this subscription in writing to the applicable NASD member
within one day of the payment therefor.                            ---------------------------------------- ------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                         CERTIFICATION FORM
                             (THIS CERTIFICATION FORM MUST BE SIGNED IN ADDITION TO THE STOCK ORDER FORM)

       I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK OF FIRST FEDERAL FINANCIAL SERVICES, INC. ARE NOT DEPOSITS OR SAVINGS ACCOUNTS
       AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

       If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit,
       I should call the Office of Thrift Supervision, Central Regional Director, ___________, at (___) ___-____.

       I further certify that, before purchasing the common stock of First Federal Financial Services, Inc, I received a copy of the prospectus dated May __, 2004, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page _ of the prospectus:


1.     Strong competition within our market area may limit our growth and profitability.

2      The future price of the common stock may be less than the purchase price in the offering.

3.     There will be a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock.

4.     If economic conditions deteriorate, our results of operations and financial condition could be adversely affected as borrowers' ability to repay loans declines and the value of the collateral securing our loans decreases.

5.     If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

6.     Future changes in interest rates may reduce our profits.

7.     Our return on equity will be low compared to other financial institutions. This could negatively affect the trading price of our common stock.

8.     Our stock benefit plans will increase our costs, which will reduce our income.

9.     The implementation of stock-based benefit plans may dilute your ownership interest.

10.    Reliance on Chief Executive Officer.

11.    We have broad discretion in allocating the proceeds of the Offering. Our failure to effectively utilize such proceeds could hurt our profits.

12.    Persons who purchase stock in the offering will own a minority of First Federal Financial Services, Inc. common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

13.    We operate in a highly regulated environment an may be adversely affected by changes in laws and regulations.

14.    Our stock value may be negatively affected by federal regulations restricting takeovers and our mutual holding company structure.


------------------------------------------------------------         ------------------------------------------------------------


  Signature                             Date                           Signature                             Date
------------------------------------------------------------         ------------------------------------------------------------

(NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR
DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY

====================================================================================================================================
FIRST FEDERAL FINANCIAL SERVICES, INC.

                                                                STOCK ORDER FORM INSTRUCTIONS

====================================================================================================================================

ALL SUBSCRIPTION ORDERS ARE SUBJECT TO THE PROVISIONS OF THE PLAN OF STOCK ISSUANCE.
------------------------------------------------------------------------------------------------------------------------------------
ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum individual purchase is $150,000 or 15,000 shares of common stock. The maximum purchase for any person or persons acting in concert is $250,000 or 25,000 shares of common stock. For additional information and limits, see "The Stock
Offering - Limitations on Purchase of Shares" in the prospectus.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request that you exchange the cash for a check with a teller at First Federal) or by check, bank draft or money order payable to First Federal Financial Services,
Inc.. DO NOT MAIL CASH. Your funds will earn interest at the passbook savings rate until the conversion is completed.

ITEM 4 - To pay by withdrawal from a savings account or certificate of deposit at First Federal, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. TO WITHDRAW FROM AN ACCOUNT WITH CHECKING
PRIVILEGES, PLEASE WRITE A CHECK. First Federal will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

ITEM 5 - Please check the appropriate box to tell us the earlier of the two dates that applies to you, or if not applicable, if you are a member of the local community or the general public.

ITEM 6 - Please check this box if you are a director, officer or employee of First Federal, or a member of such person's household.

ITEM 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order and Certification Form.)

ITEM 8 - Please review the preprinted qualifying account number(s) information. THE ACCOUNT NUMBER(S) LISTED MAY NOT BE ALL OF YOUR
ACCOUNT NUMBERS. You should list any other qualifying accounts that you may have or had with First Federal in the box located under the heading "Additional Qualifying Accounts." These may appear on other Stock Order and Certification Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM TRANSFERS TO MINORS ACT, the minor must have had a deposit account on one of the two dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. FAILURE TO LIST ALL OF YOUR QUALIFYING ACCOUNTS MAY
RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

ITEM 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of
First Federal Financial Services, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (618) xxx-xxxx. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names.

                         PLEASE BE SURE TO SIGN THE CERTIFICATION FORM ON THE BACK OF THE STOCK ORDER FORM.

                                            (SEE REVERSE SIDE FOR STOCK OWNERSHIP GUIDE)

====================================================================================================================================
FIRST FEDERAL FINANCIAL SERVICES, INC.

                                                                STOCK OWNERSHIP GUIDE

====================================================================================================================================

INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM TRANSFERS TO MINORS ACT - For residents of ILLINOIS and many states, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM TRANSFERS TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM GIFTS TO MINORS ACT of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-IL or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation "CUST." LIST ONLY THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporations/partnerships may purchase stock. Please provide the corporation/partnership's legal name and
Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the
Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual retirement account ("IRA") holders may make stock purchases from their deposits through a
PREARRANGED "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. IRAS AT FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION ARE NOT SELF-DIRECTED. PLEASE CONTACT YOUR BROKER OR SELF-DIRECTED IRA PROVIDER AS QUICKLY AS POSSIBLE TO EXPLORE THIS
OPTION. ESTABLISHING A SELF-DIRECTED IRA AND COMPLETING A "TRUSTEE-TO-TRUSTEE" TRANSFER CAN FREQUENTLY REQUIRE SEVERAL DAYS TIME.
Registration for IRAs:  On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                        On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
                        Address will be that of the broker/trust department to where the stock certificate will be sent.
                        The social security/tax I.D. number(s) will be either yours or your trustees, AS THEY DIRECT.
                        Please list YOUR phone numbers.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

                                        (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)